As filed with the Securities and Exchange Commission on February 25, 2025

Registration Nos. 333-281148

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Invesco Finance, Inc.	Invesco Ltd.	Invesco Finance plc
(Exact Name of Registrant as Specified in Its Chapter)

Delaware	Bermuda	England and Wales
(State or Other Jurisdiction of Incorporation or Organization)

45-2404843	98-0557567	98-1114914
(I.R.S. Employer Identification No.)

Invesco Finance, Inc. 1331 Spring Street NW, Suite 2500 Atlanta, Georgia 30309 Telephone: (404) 892-0896	Invesco Ltd. 1331 Spring Street NW, Suite 2500 Atlanta, Georgia 30309 Telephone: (404) 892-0896	Invesco Finance plc 30 Finsbury Square London, England, X0 EC2A 1AG Telephone: +44 (0) 207-638-0731
(Address and Telephone Number of Registrant’s Principal Executive Offices)

Jeffrey H. Kupor

Senior Managing Director and General Counsel

Invesco Ltd.

1331 Spring Street, Suite 2500

Atlanta, Georgia 30309

Telephone: (404) 479-2845

(Name, address, and telephone number, of agent for service)

Copies to:

Mark C. Kanaly, Esq.

Rebecca R. Valentino

Alston & Bird LLP

1201 W. Peachtree Street

Atlanta, Georgia 30309-3424

Telephone: (404) 881-7000

Facsimile: (404) 253-8390

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3ASR (File No. 333-281148) (“Post- Effective Amendment No. 1”) of Invesco Ltd. (which we refer to, together with its subsidiaries, as the “company,” “Invesco,” or “we”) is being filed because the company will no longer be a “well-known seasoned issuer” (as such term is defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”)) when it files its Annual Report on Form 10-K for the fiscal year ended December 31, 2024 as a result of the settlement with the U.S. Securities and Exchange Commission (“Commission” or “SEC”) of Administrative Proceeding, File No. 3-23066, on November 8, 2024, by its indirect wholly owned subsidiary. Accordingly, the company is filing this Post-Effective Amendment No. 1 using EDGAR submission type POSASR for the purpose of including disclosure required for a registrant other than a well-known seasoned issuer, identifying the securities being registered, registering a specific amount of securities and paying the associated filing fee, in order to allow continued use of the company’s current registration statement until a new registration statement on Form S-3 is declared effective.

This Post-Effective Amendment No. 1 contains a base prospectus which covers (i) the offering, sale and issuance by us of up to $700,000,000 in the aggregate of the securities identified on the cover page to the base prospectus and (ii) pursuant to our agreement to maintain an effective registration statement covering certain shares acquired pursuant to an Agreement and Plan of Merger, dated as of October 17, 2018, between Invesco Ltd. and MM Asset Management Holding LLC, a wholly owned indirect subsidiary of Massachusetts Mutual Life Insurance Company, in connection with our acquisition of the OppenheimerFunds investment management business, the potential offering and sale by the selling securityholder of up to an aggregate of 81,388,672 of the company’s common shares, each from time to time in one or more offerings.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in one or more prospectus supplements to the base prospectus.

Prospectus

$700,000,000

INVESCO LTD.

Debt Securities

Guarantees of Debt Securities

Preference Shares

Common Shares

Warrants

Subscription Rights

INVESCO FINANCE PLC

Debt Securities

INVESCO FINANCE, INC.

Debt Securities

81,388,672 of Invesco Ltd. Common Shares

Offered by the Selling Securityholder

Invesco Ltd. or its subsidiaries (which we refer to together as the “company,” “Invesco,” or “we”) may offer and sell from time to time up to $700,000,000, in the aggregate, of (i) senior or subordinated debt securities of Invesco Ltd., Invesco Finance plc or Invesco Finance, Inc., (ii) guarantees of debt securities by Invesco Ltd., (iii) Invesco Ltd. preference shares, (iv) Invesco Ltd. common shares, (v) warrants to purchase such debt securities, preference shares, common shares, or other securities, or (vi) subscription rights to purchase such debt securities, preference shares, common shares, or other securities. In addition, the selling securityholder may offer and sell from time to time up to an aggregate of 81,388,672 of Invesco Ltd.’s common shares. We will not receive any proceeds from the sale of our common shares by the selling securityholder.

Each time we or the selling securityholder offer and sell securities, we or such selling securityholder will provide specific information about the offering and the amounts, prices and terms of the securities in supplements to this prospectus. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should read this prospectus and any prospectus supplement or free writing prospectus carefully before you invest.

We or the selling securityholder may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be delivered without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Our common shares are listed on the New York Stock Exchange under the symbol “IVZ.” If we decide to seek a listing of any debt securities, preference shares or warrants offered by this prospectus, the related prospectus supplement will disclose the exchange or market on which the securities will be listed, if any, or where we have made an application for listing, if any. Our principal office is located at 1331 Spring Street, Suite 2500, Atlanta, Georgia 30309. Our telephone number is (404) 892-0896.

Investing in our securities involves risks. You should carefully consider the “Risk Factors” beginning on page 3 of this prospectus and any similarly titled section contained in the applicable prospectus supplement concerning factors you should consider before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 25, 2025.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process. Under this shelf process, we or the selling securityholder may offer and sell from time to time any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we or the selling securityholder offer and sell securities, specific information about the securities being offered and sold and the specific terms of that offering will be provided in supplements to this prospectus. We or the selling securityholder may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update, or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, we urge you to read both this prospectus and any prospectus supplement (and any applicable free writing prospectuses) together with additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference of Certain Information” on pages 31 and 32, respectively, of this prospectus, and any similarly titled section of any prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or the selling securityholder or to which we or the selling securityholder have referred you. Neither we nor the selling securityholder have authorized any other person to provide you with different information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or free writing prospectus. If anyone provides you with different or inconsistent information, neither we nor the selling securityholder take responsibility for, and can provide no assurance to the reliability of, any such information and you should not rely on it. We and the selling securityholder will not make an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any applicable prospectus supplement is accurate only as of the date on its respective front cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information we previously filed with the SEC and have incorporated by reference is accurate only as of the date of such document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since the relevant date. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference in such documents. Accordingly, investors should not place undue reliance on this information.

When used in this prospectus, the terms “company,” “Invesco,” “issuer,” “we,” “our,” and “us” refer to Invesco Ltd. and its consolidated subsidiaries, unless otherwise specified.

INVESCO LTD.

Invesco Ltd. is an independent investment management firm dedicated to delivering a superior investment experience. Invesco Ltd.’s comprehensive range of active, passive and alternative investment capabilities has been constructed over many years to help clients achieve their investment objectives. Invesco Ltd. draws on this comprehensive range of capabilities to provide solutions designed to deliver key outcomes aligned to client needs.

With approximately 8,500 employees and an on-the-ground presence in more than 20 countries, Invesco Ltd. is well positioned to meet the needs of investors across the globe. It has specialized investment teams managing investments across a broad range of asset classes, investment styles and geographies. For decades, individuals and institutions have viewed Invesco Ltd. as a trusted partner for a comprehensive set of investment needs. Invesco Ltd. has a significant presence in the retail and institutional markets within the investment management industry in the Americas, Europe, Middle East and Africa (EMEA) and Asia-Pacific (APAC), serving clients in more than 120 countries. As of December 31, 2024, Invesco Ltd. managed approximately $1.85 trillion in assets for investors around the world.

The key drivers of success for Invesco Ltd. are long-term investment performance, high-quality client service, effective distribution relationships delivered across a diverse spectrum of investment management capabilities, distribution channels, geographic areas and market exposures, and competitive pricing. Through its focus in these areas, Invesco Ltd. seeks to deliver better outcomes for clients, generate competitive investment results and positive net flows, and increase assets under management and revenues.

Invesco Ltd. measures relative investment performance by comparing its investment capabilities to competitors’ products, industry benchmarks and client investment performance (e.g., three-year and five-year performance) in their selection of investment products and recommendations to their clients. Third-party ratings may also influence client investment decisions. Invesco Ltd. monitors the quality of client service in a variety of ways, including periodic client satisfaction surveys, analysis of response times and redemption rates, competitive benchmarking of services and feedback from investment consultants.

Invesco Ltd. is organized under the laws of Bermuda. Invesco Ltd.’s common shares are listed and traded on the New York Stock Exchange under the symbol “IVZ.” Invesco Ltd. maintains a website at www.invesco.com/corporate. Information contained on its website shall not be deemed to be part of, or be incorporated into, this document.

INVESCO FINANCE PLC

Invesco Finance plc is an indirect wholly owned subsidiary of Invesco Ltd. Invesco Finance plc was established to provide for the ongoing financing needs of Invesco Ltd. and its subsidiaries. The principal address of Invesco Finance plc is 30 Finsbury Square, London, England, X0 EC2A 1AG, and its telephone number is +44(0) 207-638-0731.

INVESCO FINANCE, INC.

Invesco Finance, Inc. is an indirect wholly owned subsidiary of Invesco Ltd. Invesco Finance, Inc. was established to provide for the ongoing financing needs of Invesco Ltd. and its subsidiaries. The principal address of Invesco Finance, Inc. is 1331 Spring Street NW, Suite 2500, Atlanta, Georgia, 30309, and its telephone number is (404) 892-0896.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider any risk factors discussed or incorporated by reference in the applicable prospectus supplement, together with all other information contained in the prospectus supplement or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our most recent Annual Report on Form 10-K incorporated by reference in this prospectus, which may be amended, supplemented, or superseded from time to time by subsequent reports we file with the SEC in the future. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Please also carefully read the section entitled “Special Cautionary Note Regarding Forward-Looking Statements” or “Forward-Looking Statements”, as applicable, included in this prospectus, the applicable prospectus supplement or free writing prospectus, our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q.

SPECIAL CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and any applicable free writing prospectuses, including any documents incorporated by reference herein or therein, other public filings, and oral and written statements by us and our management, may include statements that constitute “forward-looking statements” within the meaning of the U.S. securities laws. These statements are based on the beliefs and assumptions of our management and on information available to us at the time such statements are made. Forward-looking statements include information concerning future results of our operations, expenses, earnings, liquidity, cash flows, capital expenditures, and assets under management which could differ materially from actual results due to known and unknown risks and other important factors, including, but not limited to, industry or market conditions, geopolitical events and pandemics or health crises and their respective potential impact on the company, acquisitions and divestitures, debt and our ability to obtain additional financing or make payments, regulatory developments, demand for and pricing of our products, the prospects for certain legal contingencies, and other aspects of our business or general economic conditions. Words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would,” and any other statement that necessarily depends on future events, are intended to identify forward-looking statements, but not all forward-looking statements may contain such words.

Although we believe that we have a reasonable basis for each forward-looking statement contained in or incorporated by reference into this prospectus, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward-looking statements contained in or incorporated by reference into this prospectus. In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate are consistent with the forward-looking statements contained in or incorporated by reference into this prospectus, they may not be predictive of results or developments in future periods. The forward-looking statements contained in this prospectus reflect our views and assumptions only as of the date of this prospectus. Except as required by law, we assume no responsibility for updating any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

The following important factors, and other factors described in this prospectus, incorporated by reference into this prospectus, the applicable prospectus supplement and any applicable free writing prospectus or contained in our other filings with the Commission, among others, could cause our results to differ materially from any results described in any forward-looking statements:

•	significant fluctuations in the performance of capital and credit markets worldwide;

•	adverse changes in the global economy;

•	the performance of our investment products;

•	significant changes in net asset flows into or out of the accounts we manage or declines in market value of the assets in, or redemptions or other withdrawals from, those accounts;

•	competitive pressures in the investment management business, including consolidation, which may force us to reduce fees we earn;

•	failure to properly address the increased transformative pressures affecting the asset management industry;

•	any inability to adjust our expenses quickly enough to match significant deterioration in markets;

•	the effect of fluctuations in interest rates, liquidity and credit markets in the U.S. or globally;

•	failure to maintain adequate corporate and contingent liquidity;

•	exposure through certain investment products to credits losses in excess of our expectations and risks related to early stage real estate-related companies;

•

our ability to acquire and integrate other companies into our operations successfully and the extent to which we can realize anticipated product sales, cost savings or synergies from such acquisitions;

•

the occurrence of breaches and errors in the conduct of our business, including errors in our quantitative models and index tracking investment solutions, any failure to properly safeguard confidential and sensitive information, cyber-attacks or acts of fraud;

•	our ability to attract and retain key personnel, including investment management professionals;

•	limitations or restrictions on access to distribution channels for our products;

•	our ability to develop, introduce and support new investment products and services;

•	our ability to comply with client contractual requirements and/or investment guidelines despite preventative compliance procedures and controls;

•	variations in demand for our investment products or services, including termination or non-renewal of our investment management agreements;

•	harm to our reputation;

•	our ability to maintain our credit ratings and access the capital markets in a timely manner;

•	our debt and the limitations imposed by our credit agreement;

•	exchange rate fluctuations, especially as against the U.S. Dollar;

•	man-made or natural disasters, pandemics or other widespread health crises or other business continuity problems and governmental responses to the same;

•	the effect of political, economic or social instability in or involving countries in which we invest or do business (including the effect of terrorist attacks, war and other hostilities);

•	the effect of failures or delays in support systems or customer service functions, and other interruptions of our operations;

•	the effect of systems and other technological limitations on our ability to manage and grow our business;

•	the effect of non-performance by our counterparties, third-party service providers and other key vendors to fulfill their obligations;

•	impairment of goodwill and other intangible assets;

•	adverse results in litigation and any regulatory or other proceedings, governmental investigations and enforcement actions;

•	failure to meet disclosure requirements and expectations related to sustainability or ESG;

•	the effect of non-performance by our counterparties, third-party service providers and other key vendors to fulfill their obligations;

•	the selling of our common shares by our significant shareholders; and

•

enactment of adverse federal, state or foreign legislation or changes in government policy or regulation (including accounting standards) affecting our operations, our capital requirements or the way in which our profits are taxed.

For more discussion of the risks affecting us, please refer to the section above entitled “Risk Factors.”

You should consider the areas of risk described above in connection with any forward-looking statements that may be made by us and our businesses generally. We expressly disclaim any obligation to update any of the information in this or any other public filing if any forward-looking statement later turns out to be inaccurate, whether as a result of new information, future events or otherwise. For all forward-looking statements, we claim the “safe harbor” provided by Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

USE OF PROCEEDS

Unless otherwise specified in connection with a particular offering of securities in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities that we offer pursuant to this prospectus for general corporate purposes. We will not receive any of the proceeds from any sale of common shares by the selling securityholder, but we have agreed to pay certain registration expenses. The selling securityholders will be responsible for all underwriting discounts and selling commissions, if any, in connection with the sale of the securities offered by this prospectus or any related prospectus supplement. You should carefully read this prospectus and any applicable prospectus supplement before you invest. The prospectus supplement relating to an offering may contain a more detailed or different description of the use of proceeds.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

This prospectus describes certain general terms and provisions of the debt securities. The debt securities will constitute either senior debt or subordinated debt, secured or unsecured, and guaranteed or without any guarantee.

Invesco Finance plc and Invesco Finance, Inc. are indirect wholly owned subsidiaries of Invesco Ltd. When used in this section, the terms “company,” “Invesco,” “issuer,” “we,” “our,” and “us” may refer to Invesco Ltd., Invesco Finance plc, or Invesco Finance, Inc., unless otherwise specified.

The indenture for any debt securities and any guarantees will be subject to and governed by the United States Trust Indenture Act of 1939, as amended (the “TIA”). The following summary of the material provisions of the form of indenture, the debt securities and any guarantees is not complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the form of indenture, which has been filed as an exhibit to the registration statement of which this prospectus is a part, and those made part of the indenture by the TIA.

The form of indenture does not limit the amount of debt, either secured or unsecured, which may be issued by us under indentures or otherwise. The debt securities may be fully and unconditionally guaranteed by the guarantors identified in the prospectus supplement. The debt securities may be issued in whole or in part in the form of one or more global securities and in one or more series with the same or various maturities and may be sold at par, a premium or an original issue discount. Debt securities sold at an original issue discount may bear no interest or interest at a rate which is below market rates. The prospectus supplement related to any debt securities sold at an original issue discount will provide a description of the tax effects thereof. The form of indenture does not prohibit us or our subsidiaries from incurring debt or agreeing to limitations on their ability to pay dividends or make other distributions to us.

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus, including the terms of any related guarantees. We will also indicate in the prospectus supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a trustee that we will name in the applicable prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture carefully for provisions that may be important to you. We will include any applicable amended and/or final indenture and any other instrument establishing the terms of any debt securities we offer as exhibits to a filing we will make with the SEC in connection with such offering. Please read “Incorporation of Certain Documents by Reference.” Capitalized terms used in the summary and not defined in this prospectus have the meanings specified in the indenture.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in such resolutions, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement or term sheet.

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement, including any pricing supplement or term sheet, relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, to the extent applicable:

•	the title of the debt securities;

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•

any limit on the aggregate principal amount of the debt securities (except for debt securities authenticated and delivered upon transfer of, or in exchange for, or in lieu of, other debt securities of the same series);

•

the dates on which or periods during which the debt securities of the series may be issued, and the dates on, or the range of dates within, which the principal of and premium, if any, on the debt securities of such series are or may be payable or the method by which such date or dates shall be determined or extended;

•

the rate or rates at which the debt securities shall bear interest, if any, or the method by which such rate or rates shall be determined, whether such interest shall be payable in cash or additional debt securities of the same series or shall accrue and increase the aggregate principal amount outstanding of such series (including if such debt securities were originally issued at a discount), the date or dates from which such interest shall accrue, or the method by which such date or dates shall be determined, the dates on which any such interest shall be payable, and the record dates for the determination of holders to whom interest is payable on such dates or the method by which such date or dates shall be determined, the right, if any, to extend or defer interest payments and the duration of such extension or deferral;

•

other than U.S. Dollars, the foreign currency in which the debt securities shall be denominated or in which payment of the principal of, premium, if any, or interest on the debt securities of the series shall be payable and any other terms concerning such payment;

•

the amount of payment of principal of, premium, if any, or interest on the debt securities may be determined with reference to an index, formula or other method including, but not limited to, an index based on a currency or currencies other than that in which the debt securities are stated to be payable, the manner in which such amounts shall be determined;

•

the principal of, premium, if any, or interest on the debt securities are to be payable, at the election of the company or a holder thereof, in a currency other than that in which the debt securities are denominated or stated to be payable without such election, the period or periods within which, and the terms and conditions upon which, such election may be made and the time and the manner of determining the exchange rate between the currency in which the debt securities are denominated or payable without such election and the currency in which the debt securities are to be paid if such election is made;

•

the place or places, if any, where the principal of, premium, if any, and interest on the debt securities shall be payable, and where the debt securities may be presented for registration of transfer, exchange or conversion, and the place or places where notices and demands to or upon the company in respect of the debt securities may be made;

•

the price or prices at which, the period or periods within which or the date or dates on which, and the terms and conditions upon which the debt securities may be redeemed, in whole or in part, at the option of the company, if the company is to have that option;

•	the obligation or right, if any, of the company to redeem, purchase or repay the debt securities pursuant to any sinking fund, amortization or analogous provisions or at the option of a holder thereof and the price or prices at which, the period or periods within which or the date or dates on which, the currency or currencies in which and the terms and conditions upon which the debt securities shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

•	other than denominations of $2,000 or any integral multiple thereof, the denominations in which the debt securities shall be issuable;

•	other than the principal amount thereof, the portion of the principal amount of the debt securities which shall be payable upon declaration of acceleration of the maturity thereof;

•

the guarantors, if any, of the debt securities, and the extent of the guarantees (including provisions relating to seniority, subordination, and the release of the guarantors), if any, and any additions or changes to permit or facilitate guarantees of the debt securities;

•	whether the debt securities of the series are to be issued as original issue discount securities and the amount of discount with which such debt securities may be issued;

•	provisions, if any, for the defeasance of the debt securities of the series in whole or in part and any addition or change in the provisions related to satisfaction and discharge;

•

whether the debt securities are to be issued in whole or in part in the form of one or more global securities and, in such case, the depositary for such global security or global securities, and the terms and conditions, if any, upon which interests in such global security or global securities may be exchanged in whole or in part for the individual debt securities represented thereby in definitive form registered in the name or names of persons other than such depositary or a nominee or nominees thereof;

•	the date as of which any global security of the series shall be dated if other than the original issuance of the first debt security to be issued;

•	the form of the debt security;

•

whether the debt securities are to be convertible into or exchangeable for any securities or property of any person (including the company), the terms and conditions upon which such debt securities will be so convertible or exchangeable, and any additions or changes, if any, to permit or facilitate such conversion or exchange;

•	whether the debt securities are subject to subordination and the terms of such subordination;

•	any restriction or condition on the transferability of the debt securities;

•	any addition or change in the provisions related to compensation and reimbursement of the trustee which applies to the debt securities;

•	any addition or change in the provisions related to supplemental indentures which applies to the debt securities;

•	provisions, if any, granting special rights to holders upon the occurrence of specified events;

•

any addition to or change in the events of default which applies to the debt securities and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable;

•	whether the debt securities are to be secured or unsecured, and, if secured, the terms upon which the debt securities shall be secured and any other additions or changes relating to such security;

•	any restrictions on the declaration of dividends or requiring maintenance of any asset ratio or the creation or maintenance of reserves;

•	restrictions on the incurrence of additional debt or the issuance of additional securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any information regarding the rights evidenced by the debt securities which may materially limit or qualify the rights of any other authorized class of securities;

•	the nature of any material relationship between us or any of our affiliates and the trustee;

•

a discussion of any material United States federal income tax considerations applicable to an investment in the debt securities, including the tax effects of the debt securities if such securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Code, or if a debt security is sold in a package with another security and the allocation of the offering price between the two securities may have the effect of offering the debt security at such an original issue discount, the tax effects thereof pursuant to Sections 1271-1278 of the Code;

•	any other terms of the debt securities, which terms shall not be inconsistent with the provisions of the TIA.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of, and any premium and interest on, any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities issued to and registered in the name of the Depositary or a nominee of the Depositary (any such debt security represented by a global debt security a “book-entry debt security”), or a certificate issued in definitive registered form (any such debt security represented by a certificated security, a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as otherwise set forth in this prospectus or the applicable prospectus supplement, book-entry debt securities will not be issuable in certificated form except in certain limited circumstances.

Certificated Securities

You may transfer or exchange certificated debt securities upon surrender to the registrar in accordance with the terms of the indenture or the applicable supplemental indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, and any premium and interest on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System

Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person, which we refer to as a successor person, unless:

•	we are the surviving corporation or the successor person (if other than us) expressly assumes our obligations on the debt securities and under the indenture;

•	we or the successor person (if other than us) would not be in default in the performance of any covenant or condition of the indenture; and

•

either we or the successor person delivers to the trustee an officers’ certificate and an opinion of counsel, each stating that the consolidation, merger or sale and the supplemental indenture comply with the indenture.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

Events of Default

“Event of Default” means, with respect to any series of debt securities, any of the following:

•	the failure of the company to pay any installment of interest on the debt securities when and as the same shall become payable, which failure shall have continued unremedied for a period of 30 days;

•

the failure of the company to pay the principal of (and premium, if any, on) any debt security, when and as the same shall become payable, whether at maturity as therein expressed, by call for redemption (otherwise than pursuant to a sinking fund), by declaration as authorized by the indenture or otherwise;

•

the failure of the company to pay a sinking fund installment, if any, when and as the same shall become payable by the terms of the debt securities, which failure shall have continued unremedied for a period of 30 days;

•

the failure of the company to perform any covenants or agreements contained in the indenture or any supplemental indenture where such failure is not remedied within 90 days, subject to certain exclusions;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of our company; and

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain of our or our subsidiaries’ indebtedness outstanding from time to time.

If an Event of Default with respect to outstanding debt securities of any series occurs and is continuing, then the trustee or the holders of 25% or more in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal amount (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of, and any accrued and unpaid interest on, all outstanding debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal amount (or such specified amount) of, and any accrued and unpaid interest on, all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the Event of Default giving rise to such declaration of acceleration shall be deemed to have been waived, and such declaration and its consequences shall, without further act, be deemed to have been rescinded and annulled, if every other Event of Default with respect to debt securities of that series, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture, and the company has paid or deposited with the trustee or paying agent a sum in the currency in which the debt securities are denominated sufficient to pay: (i) all amounts owing to the trustee and any predecessor trustee for services rendered in accordance with the indenture, (ii) all arrears of interest, if any, upon all of the debt securities of such series, and (iii) the principal and premium, if any, on any debt securities of such series that have become due otherwise than by such declaration of acceleration and interest thereon. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture unless the trustee receives indemnity reasonably satisfactory to it against any cost, liability or expense that might be incurred by it in exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series and the trustee shall not be liable with respect to any such action taken, suffered or omitted to be taken in good faith in accordance with such direction by the holders of a majority in principal amount of the outstanding debt securities of any such series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series;

•

the holders of at least 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security reasonably satisfactory to the trustee, to the trustee to institute the proceeding as trustee; and

•	the trustee has failed to institute any such proceeding within 60 days of receipt of such notice and the request and offer of indemnity.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and any premium and interest on, that debt security on or after the maturity dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a default or Event of Default occurs and is continuing with respect to the debt securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each holder of the debt securities of that series notice of a default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We, any guarantors and the trustee may modify and amend the indenture or the debt securities of any series without the consent of any holder of any debt security in order to:

•	add covenants or events of default for the benefit of the holders of debt securities of any series;

•	surrender any of our rights or powers under the indenture;

•

delete or modify any events of default with respect to or any series of the debt securities, the form and terms of which are being established pursuant to such supplemental indenture and to specify the rights and remedies of the trustee and the solders of such debt securities in connection therewith;

•

add to or change any of the provisions of the indenture to provide, change or eliminate any restrictions on the payment of principal of or premium, if any, on the debt securities; provided that any such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect;

•

change or eliminate any of the provisions of the indenture; provided that any such change or elimination shall become effective only when there is no outstanding debt security of any series created prior to such amendment or modification to the indenture that is entitled to the benefit of such provision;

•

evidence the succession of another corporation to the company, or successive successions, and the assumption by such successor of the covenants and obligations of the company contained in the debt securities of one or more series and in the indenture or any supplemental indenture;

•

evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to one or more series of debt securities and to add to or change any of the provisions of the indenture as shall be necessary for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of the indenture;

•	secure any series of the debt securities;

•

to cure any ambiguity or to correct or supplement any provision contained in the indenture or any supplemental indenture which may be defective or inconsistent with any other provision contained in the indenture or in any supplemental indenture or to conform the terms hereof, as amended and supplemented, that are applicable to the debt securities of any series to the description of the terms of such debt securities in the offering memorandum, prospectus supplement or other offering document applicable to such debt securities at the time of initial sale thereof, provided that any such action shall not adversely affect the interests of the holders of the debt securities of such series or any other series of debt securities;

•	to add to or change or eliminate any provision of the indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act;

•

to add guarantors or co-obligors with respect to any series of debt securities or to release guarantors from their guarantees of debt securities in accordance with the terms of the applicable series of debt securities;

•	make any change that does not adversely affect the rights of any holder of debt securities in any material respect;

•	to provide for uncertificated securities in addition to certificated securities;

•

to supplement any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of debt securities; provided that any such action shall not adversely affect the interests of the holders of debt securities of such series or any other series of debt securities;

•	to prohibit the authentication and delivery of additional series of debt securities; or

•

to establish the form and terms of debt securities of any series as permitted in the indenture, or to authorize the issuance of additional debt securities of a series previously authorized or to add to the conditions, limitations or restrictions on the authorized amount, terms or purposes of issue, authentication or delivery of the debt securities of any series, as herein set forth, or other conditions, limitations or restrictions thereafter to be observed.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	extend the stated maturity of the principal of, or any installment of interest on, any debt security;

•	reduce the principal amount of any debt security or the interest thereon or any premium payable upon redemption thereof;

•	extend the stated maturity of, or change the place of payment where, or the currency in which the principal of and premium, if any, or interest on such debt security is denominated or payable;

•	reduce the amount of the principal of an original issue discount debt security that would be due and payable upon a declaration of acceleration of the maturity thereof;

•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity of the debt security (or, in the case of redemption, on or after the redemption date);

•	materially adversely affect the economic terms of any right to convert or exchange any debt security as may be provided pursuant to the indenture;

•

reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required for any supplemental indenture, or the consent of whose holders is required for any waiver of compliance with certain provisions of the indenture or certain defaults under the indenture and their consequences provided for in the indenture;

•

modify any of the provisions the indenture relating to waiver of company’s compliance with its covenants and waiver of past defaults by the holders or relating to modifications or amendments to the indenture requiring the consent of a majority of the holders, except to increase any such percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected thereby; provided, however, that no holder consent is required to change references to “the Trustee” and concomitant changes to provide for the appointment of a successor trustee as described above in the section describing changes to the indenture without the consent of the holders; or

•	modify, without the written consent of the trustee, the rights, duties or immunities of the trustee.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive our compliance with provisions of the indenture by sending written notice to us and the trustee. The holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all of the debt securities of such series, waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, or any premium or interest on, any debt security of that series.

Defeasance of Debt Securities in Certain Circumstances

The indenture provides that we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions and other conditions) on the first day after the date on which the following conditions are satisfied: (i) we shall have deposited with the trustee, as trust funds for the benefit of the holders, money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient to pay and discharge each installment of principal of, any premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities, (ii) no default with respect to the debt securities of such series shall have occurred and be continuing on the date of such deposit (other than a default resulting from the borrowing of funds and the grant of any related liens to be applied to such deposit), and (iii) we shall have delivered to the trustee an opinion of counsel to the effect that holders of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the exercise of our option to be discharged and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such action had not been exercised and, in the case of the debt securities of such series being discharged accompanied by a ruling to that effect received from or published by the Internal Revenue Service.

Regarding the Trustee

The indenture provides that, except during the continuance of an Event of Default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an Event of Default, the trustee will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

The indenture and provisions of the Trust Indenture Act that are incorporated by reference therein contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined in the indenture or in the Trust Indenture Act), it must eliminate such conflict or resign.

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the debt securities, will be governed by the laws of the State of New York.

Guarantees

Unless otherwise described in the applicable prospectus supplement, any debt securities issued by the Invesco Finance plc or Invesco Finance, Inc. (the “Subsidiary Registrants”) will be fully and unconditionally guaranteed by Invesco Ltd. (the “Parent Guarantor”). If a series of debt securities is so guaranteed, an indenture, or a supplemental indenture thereto, will be executed by the Parent Guarantor. The obligations of the Parent Guarantor under the guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. The terms of the applicable guarantee will be set forth in the applicable prospectus supplement.

Guarantor Disclosures

Invesco Ltd. may guarantee debt securities of the Subsidiary Registrants as described in “Description of Debt Securities” in this prospectus and as may be further described in an applicable prospectus supplement. Any such guarantees by Invesco Ltd. will be full, irrevocable, unconditional and absolute guarantees to the holders of each series of such outstanding guaranteed debt securities. Each of the Subsidiary Registrants is a consolidated subsidiary of Invesco Ltd. in its consolidated financial statements.

Invesco Ltd. and the Subsidiary Registrants have filed this prospectus with the SEC registering, among other securities, debt securities of the Subsidiary Registrants, which may be fully and unconditionally guaranteed by Invesco Ltd. Pursuant to Rule 3-10(a) of Regulation S-X, subsidiary issuers of obligations guaranteed by the parent are not required to provide separate financial statements, provided that the subsidiary obligor is consolidated into the parent company’s consolidated financial statements and the parent guarantee is “full and unconditional.” Additionally, subject to certain exceptions, as set forth below, the alternative disclosure required by Rule 13-01 is provided, which includes narrative disclosure and summarized financial information. Accordingly, separate consolidated financial statements and the alternative disclosure otherwise required by Rule 13-01 of the Subsidiary Registrants have not been presented.

Furthermore, as permitted under Rule 13-01(a)(4)(vi) of Regulation S-X, we have excluded the summarized financial information for the Subsidiary Registrants because the issuer is a finance subsidiary of the parent company, the parent company has fully and unconditionally guaranteed the security, and no other subsidiary of the parent company guarantees the security.

DESCRIPTION OF CAPITAL STOCK

The following summary of the terms of Invesco Ltd.’s share capital may not be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of our Memorandum of Association and our Fourth Amended and Restated Bye-Laws, as amended (“Bye-Laws”). You should refer to, and read this summary together with, our Memorandum of Association and Bye-Laws, copies of which are available as exhibits to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “Annual Report”), to review all of the terms of our share capital that may be important to you. You may obtain copies of our Annual Report at the SEC website at www.sec.gov. The descriptions of the Memorandum of Association and the Bye-Laws contained herein are qualified by reference to the actual documents.

General

Shares Authorized and Outstanding. The authorized share capital of Invesco Ltd. is 1,050,000,000 common shares of par value $0.20 each and 20,000,000 undesignated shares of par value $0.20 each, which may be issued without any prior shareholder approval as common shares or preference shares. The company has designated 4,010,448 shares of 5.9% fixed rate non-cumulative perpetual series A preference shares that are currently outstanding. Our preference shares are not registered. Please refer to the cover of our most recent Annual Report on Form 10-K or subsequent Quarterly Report on Form 10-Q for the number of our common shares outstanding.

Transfer Agent

Invesco Ltd.’s U.S. transfer agent is Computershare Inc.

DESCRIPTION OF COMMON SHARES

Unless the context otherwise requires, references to “shareholder” or “shareholders” means the person(s) whose name(s) appears on a company’s register of members or shareholders and who are the legal owners of the common shares concerned.

Voting Rights. In general, and except as provided below, a shareholder who is present in person and entitled to vote at a shareholders’ meeting is entitled to one vote on a show of hands regardless of the number of shares he or she holds. On a poll, the method by which we have conducted our previous shareholders’ meetings, each shareholder having the right to vote, who is present in person or by proxy, is entitled to one vote for each common share held. Under our Bye-Laws, subject to certain exceptions, including amalgamations and schemes of arrangement, which, in certain circumstances in accordance with the Bermuda Companies Act 1981 (as amended), require the affirmative vote of at least three-fourths of the votes cast, any questions proposed for the consideration of the shareholders at any general meeting generally are decided by the affirmative votes of a majority of the votes cast in accordance with our Bye-Laws. At the commencement of any general meeting, two or more persons present in person and representing, in person or by proxy, more than 50 percent of the issued and outstanding shares entitled to vote at the meeting constitute a quorum for the transaction of business.

Action by Written Consent. Under Bermuda law and subject to our Bye-Laws, the Bermuda Companies Act 1981 (as amended) provides that shareholders may take action by resolution in writing signed by the majority of shareholders representing the majority required to pass the resolution if it was considered at a general meeting; our Bye-Laws, however, require a resolution in writing to be signed by 100 percent of shareholders who on the date of the resolution would be entitled to attend that meeting and vote on the resolution.

Listing. Our common shares are listed on the New York Stock Exchange under the symbol “IVZ.”

Sources and Payment of Dividends

Bermuda law does not permit the declaration or payment of dividends or distributions of contributed surplus by a company if there are reasonable grounds for believing that a company is, or after the payment is made would be, unable to pay its liabilities as they become due, or the realizable value of such company’s assets would be less, as a result of the payment, than its liabilities. Dividends or distributions of contributed surplus may not be paid out of the company’s share premium account. The excess of the consideration paid on an issue of shares over the aggregate par value of such shares must (except in certain limited circumstances) be credited to a share premium account. Share premium may be applied in certain limited circumstances, for example, to pay up unissued shares which may be distributed to shareholders in proportion to their holdings as fully paid bonus shares, but is otherwise subject to limitation. Holders of our common shares are entitled to receive such dividends as lawfully may be declared from time to time by our board of directors.

Rights of Repurchase and Redemption

Upon a resolution of our board of directors, we may generally make open-market purchases of our shares without shareholder approval. Any shares repurchased by Invesco Ltd. would either be cancelled or held as treasury shares in accordance with the Bermuda Companies Act 1981 (as amended). In addition, we may only repurchase shares if on the date the repurchase is to be effected there are reasonable grounds for believing that Invesco Ltd. can pay its liabilities as they become due at the time of repurchase and thereafter.

Our Board of Directors

Our Bye-Laws provide that the number of directors will be determined by our board of directors. Currently, our board of directors consists of eleven persons. Each director is elected for a one-year term.

Liquidation Rights

If Invesco Ltd. is to be wound up, the liquidator may, with the sanction of a resolution of the shareholders, divide amongst the shareholders the whole or any part of the assets of Invesco Ltd. (whether they consist of property of the same kind or not) and may, for this purpose, set such value on these assets as the liquidator deems fair. However, no shareholder will be compelled to accept any shares or other securities or assets whereon there is any liability.

Nomination Procedures

The Bermuda Companies Act 1981 (as amended) provides that shareholders may, as set forth below and at their own expense (unless a company otherwise resolves), require a company to give notice of any resolution that the shareholders can properly propose at the next annual general meeting and/or to circulate a statement prepared by the requesting shareholders in respect of any matter referred to in a proposed resolution or any business to be conducted at a general meeting. The number of shareholders necessary for such a requisition is either that number of shareholders representing at least five percent (5%) of the total voting rights of all shareholders having a right to vote at the meeting to which the requisition relates or not less than 100 shareholders.

Under our Bye-Laws, for nominations or other business to be properly brought before an annual general meeting by a shareholder, the shareholder must have given timely notice thereof in writing to our corporate secretary and such other business must otherwise be a proper matter for shareholder action. Notice is considered timely only if given to our corporate secretary not less than 90 nor more than 120 days prior to the first anniversary of the date of the preceding year’s annual general meeting of shareholders. However, if the date of the annual general meeting is more than 30 days before or more than 60 days after such anniversary date, any notice by the shareholder of business or the nomination of directors for election or re-election to be brought before the annual general meeting to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual general meeting and not later than the close of business on the later of the 90th day prior to such annual general meeting and the 10th day following the day on which public announcement of the date of such meeting is first made. Our Bye-Laws set forth the information that must be furnished to our corporate secretary in order for any such notice to be proper.

Amendment of Bye-Laws

Generally, our Bye-Laws may be rescinded, altered or amended, and new Bye-Laws may be made when approved by a resolution of our board of directors and by a resolution of our shareholders. However, our Bye-Laws require the affirmative vote of the holders of at least three-quarters of the total combined voting power of all our issued and outstanding shares in order to amend certain of our Bye-Laws.

Pre-emptive Rights

Under Bermuda law, unless otherwise provided in a company’s Bye-Laws, shareholders of a company are not entitled to pre-emptive rights. Our Bye-Laws do not provide for pre-emptive rights.

Share Class Rights

The rights attached to any class of (i) common shares issued may from time to time (whether or not we are being wound up) be altered or abrogated with the sanction of a resolution passed with the approval of a majority of the votes cast by the holders of the issued shares of that class at a separate general meeting of the holders of such shares voting in person or by proxy and (ii) preference shares issued may from time to time (whether or not we are being wound up) be altered or abrogated with the consent in writing of the holders of not less than three-quarters of the issued shares of that class or with the sanction of a resolution passed by the holders of not less than three-quarters of the issued shares of that class at a separate general meeting of the holders of such shares voting in person or by proxy.

Rights of Inspection

Members of the general public have the right to inspect Invesco Ltd.’s public documents available at the office of the Registrar of Companies in Bermuda and the company’s registered office in Bermuda, which will include the company’s Memorandum of Association (including its objects and powers) and any alteration to the Memorandum of Association and documents relating to any increase or reduction of authorized capital. Shareholders have the additional right to inspect our Bye-Laws, minutes of general meetings and audited annual financial statements, which must be presented to the annual general meeting of shareholders. The register of shareholders is also open to inspection by shareholders or members of the public without charge, and copies are to be provided on request with the payment of the appropriate fee. Invesco Ltd. is also required to maintain a share register in Bermuda, but by giving the required notice to the Bermuda Registrar of Companies, the company may establish a branch register outside of Bermuda. Invesco Ltd. is required to keep at the registered office a register of the company’s directors and officers (containing that information required under Bermuda law), which is open for inspection by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records.

Restrictions of Transfer

Unless otherwise required by any applicable requirements of the New York Stock Exchange (or any other applicable stock exchange), we may decline to approve or to register any transfer of any shares if a written opinion from counsel has not been obtained to the effect that registration of such shares under the Securities Act is not required, and we must decline to approve or to register any transfer of any share if the transferee has not been approved by applicable governmental authorities if approval is required or if not in compliance with applicable consent, authorization or permission of any governmental body or agency in Bermuda. If we refuse to register a transfer of any share, our corporate secretary must send the transferor and transferee notice of the refusal within one month after the date on which the transfer was lodged. The registration of transfers may be suspended at such times and for such periods as the company may from time to time determine, but registration cannot be suspended for more than 45 days in any year.

Change of Control

Our Bye-Laws contain certain provisions that may impede or delay an unsolicited takeover of the company under certain circumstances. For example, under our Bye-Laws:

•

we are prohibited from engaging, under certain circumstances, in a business combination (as defined in our Bye-Laws) with any interested shareholder (as defined in our Bye-Laws) for three years following the date that the shareholder became an interested shareholder;

•

our board of directors, without further shareholder action, is permitted by our Bye-Laws to issue preference shares, in one or more series, and determine by resolution any designations, preferences, qualifications, privileges, limitations, restrictions, or special or relative rights of an additional series. The rights of preferred shareholders may supersede the rights of common shareholders;

•	shareholders may only remove directors for cause (as defined in our Bye-Laws);

•	our board of directors is authorized to expand its size and fill vacancies; and

•	shareholders cannot act by written consent unless the consent is unanimous.

DESCRIPTION OF PREFERENCE SHARES

Subject to our Bye-Laws and Bermuda law, our board of directors has the power to issue any of Invesco Ltd.’s undesignated shares as it determines, including the power to issue any shares or class of shares with preferred, deferred or other special rights.

Subject to certain limitations contained in our Bye-Laws and any limitations prescribed by applicable law, our board of directors is authorized to issue preference shares in one or more series and to fix the designation, powers, preferences and rights and the qualifications, limitations or restrictions of such shares, including but not limited to dividend rights, conversion rights, voting rights, terms of redemption/repurchase (including sinking fund provisions), redemption/repurchase prices and liquidation preferences, and the number of shares constituting, and the designation of, any such series, without further vote or action by shareholders. Under our Memorandum of Association and Bye-Laws, there are 15,989,552 undesignated shares that may be issued either as common shares or as preference shares.

The following description sets forth general terms and provisions of the preference shares to which any prospectus supplement may relate. The statements below describing the preference shares are in all respects subject to and qualified in their entirety by reference to our Memorandum of Association and Bye-Laws, designating terms of the preference shares. Because our board of directors has the power to establish the preferences, powers and rights of any preference shares, our board of directors may afford the holders of any preference shares preferences, powers and rights, voting or otherwise, senior to the rights of common stockholders.

A prospectus supplement or free writing prospectus, relating to the sale of any preference shares, will specify the terms of such shares, as follows:

•	the title and stated value;

•	the voting rights, if applicable;

•	the preemptive rights, if applicable;

•	the restrictions on alienability, if applicable;

•	the number of shares offered, the liquidation preference per share and the offering price of the shares;

•	liability to further calls or assessment, if applicable;

•	the dividend rate(s), period(s) and payment date(s) or method(s) of calculation;

•	the date from which dividends will accumulate, if applicable;

•	the procedures for any auction and remarketing;

•	the provision for a sinking fund, if any;

•	the provision for and any restriction on redemption, if applicable;

•	the provision for and any restriction on repurchase, if applicable;

•	any listing of the preference shares on any securities exchange;

•	the terms and provisions, if any, upon which the preference shares will be convertible into common shares, including the conversion price (or manner of calculation) and conversion period;

•	the terms under which the rights of the preference shares may be modified, if applicable;

•	any other specific terms, preferences, rights, limitations or restrictions of the preference shares;

•	a discussion of certain material federal income tax considerations applicable to the preference shares;

•	the relative ranking and preferences as to dividend rights and rights upon the liquidation, dissolution or winding-up of our affairs;

•	any limitation on issuance of any shares ranking senior to or on a parity with the preference shares as to dividend rights and rights upon the liquidation, dissolution or winding-up of our affairs;

•	any limitations on direct or beneficial ownership and restrictions on transfer of the preference shares; and

•	any limitations against any existing or prospective holder as a result of such security holder owning a substantial amount of securities, if applicable.

DESCRIPTION OF WARRANTS

This section describes the general terms and provisions of the warrants that we may offer by this prospectus. The applicable prospectus supplement will describe the specific terms of the warrants then offered, and the terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement.

We may issue warrants to purchase debt securities, preference shares, common shares or other securities or any combination of those securities. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement. Each issue of warrants will be evidenced by warrant certificates. The warrant agent will act solely as an agent of ours in connection with the securities warrant certificates and will not assume any obligation or relationship of agency or trust for or with any holder of securities warrant certificates or beneficial owners of warrants.

The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering of warrants. These terms will include some or all of the following:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the designation, number and terms of the shares of common stock purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the exercise period of the warrants, and any provision for changes to the exercise price;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms relating to the modification of the warrants;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

•	any other specific terms of the warrants.

Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon the exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon the exercise. Prior to the exercise of their warrants, holders of warrants exercisable for shares of common shares or preference shares will not have any rights of holders of the common shares or preference shares purchasable upon the exercise and will not be entitled to dividend payments, if any, or voting rights of the common shares or preference shares purchasable upon the exercise.

DESCRIPTION OF SUBSCRIPTION RIGHTS

This section describes the general terms and provisions of the rights to purchase certain of our securities that we may issue to holders of our securities by this prospectus. The applicable prospectus supplement will describe the specific terms of the rights then issued, and the terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement.

We may issue subscription rights to purchase debt securities, preference shares, common shares, or other securities. In this prospectus, we refer to such rights as “subscription rights.”

If subscription rights are issued, the applicable prospectus supplement will describe the terms of such subscription rights, including the following where applicable:

•	subscription price;

•	subscription agent;

•

aggregate number of shares debt securities, preference shares, common shares, or other securities purchasable upon exercise of such subscription rights and, in the case of subscription rights for preference shares or warrants exercisable for preference shares, the designation, aggregate number, and terms of the class or series of preference shares purchasable upon exercise of such subscription rights or warrants;

•	the date on which the right to exercise such subscription rights shall commence and the expiration date on which such right shall expire; and

•	other material terms of such stockholder rights.

Prior to the exercise of their subscription rights, holders of subscription rights exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon the exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon the exercise. Prior to the exercise of their subscription rights, holders of subscription rights exercisable for common shares or preference shares will not have any rights of holders of the common shares or preference shares purchasable upon the exercise and will not be entitled to dividend payments, if any, or voting rights of common shares or preference shares purchasable upon the exercise.

SELLING SECURITYHOLDER

This prospectus also relates to the possible resale by one of our securityholders, who we refer to in this prospectus as the “selling securityholder,” of up to 81,388,672 of our common shares that were issued and outstanding as of the original date of filing of the registration statement of which this prospectus forms a part. The selling securityholder identified below may currently hold, or acquire at any time, common shares in addition to those registered hereby. The selling securityholder originally acquired 75,563,041 of our common shares pursuant to an Agreement and Plan of Merger, dated as of October 17, 2018, between Invesco Ltd. and MM Asset Management Holding LLC, a wholly owned indirect subsidiary of Massachusetts Mutual Life Insurance Company (“MassMutual”) in connection with our acquisition of the OppenheimerFunds investment management business. In connection with the consummation of the merger, the selling securityholder received certain registration rights for the common shares and any other common shares then held or thereafter acquired, pursuant to a Shareholder Agreement, dated as of May 24, 2019 (the “Shareholder Agreement”).

We have prepared the paragraphs immediately following this paragraph, the table that follows and the related notes based on information supplied to us by the selling securityholder on or prior to December 31, 2024. We have not sought to verify such information. Additionally, the selling securityholder may have sold or transferred some or all of the common shares listed below in exempt or non-exempt transactions since the date on which the information was provided to us. Other information about the selling securityholder may change over time.

The table below lists the selling securityholder and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of the common shares of the company held by the selling securityholder, based on its respective ownership of common shares, as of December 31, 2024.

The selling securityholder, and its respective partners, pledgees, donees, transferees or other successors (each also a “selling securityholder” for purposes of this prospectus) that may receive common shares registered hereunder from the selling securityholder may sell up to all of the common shares shown in the table below under the heading “Shares Being Offered Hereby” pursuant to this prospectus in one or more transactions from time to time as described below under the “Plan of Distribution.” However, the selling securityholder is not obligated to sell any of the common shares offered by this prospectus. The selling securityholders may not sell any or all of the common shares covered by this prospectus. There are currently no agreements, arrangements or undertakings with respect to the sale of any of the common shares, and, at the time of this filing, the selling securityholder has not notified us of any intention to sell (or significantly reduce) their current holdings.

	Shares Beneficially Owned Prior to the Offering			Shares Beneficially Owned After the Offering
Name of Selling Securityholder	Number of Shares	Percentage	Shares Being Offered Hereby	Number of Shares	Percentage
Massachusetts Mutual Life Insurance Company (1)	81,388,672	18.1%	81,388,672	—	—%

(1)

Based on information known to us and a Schedule 13D/A filed with the SEC on June 15, 2022. Pursuant to the Shareholder Agreement, MassMutual has the right to select one member of our board of directors. William F. Glavin, Jr. is the member of our board of directors currently selected by MassMutual. The principal business address of MassMutual is 1295 State Street, Springfield, MA 01111.

For more information about our relationships with the selling securityholder and its affiliates, see “Certain relationships and related transactions” in our definitive proxy statement on Schedule 14A, filed with the SEC on March 28, 2024, which is incorporated herein by reference.

PLAN OF DISTRIBUTION

We or the selling securityholder may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	through underwriting syndicates represented by one or more managing underwriters;

•	to or through underwriters or dealers;

•	to or through agents;

•	in ordinary brokerage transactions;

•	through block trades;

•	directly to one or more purchasers;

•	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market on an exchange or otherwise;

•	in a rights offering;

•	through a combination of these methods; or

•	through any other method permitted by applicable law and described in a prospectus supplement.

A prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the securities may be listed.

Any such offerings may be made on a continuous or delayed basis. If we or the selling securityholder use underwriters or dealers in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

•	at a fixed price or prices, which may be changed from time to time;

•	in “at the market offerings” within the meaning of Rule 415(a)(4) under the Securities Act;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Any of the prices may represent a discount from the prevailing market prices.

In addition, we or the selling securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or the selling securityholder, or borrowed from us or the selling securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or the selling securityholder in settlement of those derivatives to close out any related open borrowings of stock. Any third parties acting as underwriters in such sale transactions will be identified in the applicable prospectus supplement (or a post-effective amendment).

General

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us or the selling securityholder and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters, agents or dealers will be identified in the applicable prospectus supplement or pricing supplement, as the case may be, and a description of their commissions, fees or discounts will be provided.

At-the-Market Offerings

We may enter into a distribution agency agreement with one or more sales agents pursuant to which such sales agent(s) would use commercially reasonable efforts upon written instructions to sell on our behalf, as an agent, our common shares or preference shares offered as agreed upon. The distribution agency agreement will designate the maximum amount of shares to be sold through the sales agent(s), on a daily basis or otherwise as mutually agreed. Subject to the terms and conditions of the applicable distribution agency agreement, the sales agent(s) will use commercially reasonable efforts to sell, as sales agent and on our behalf, all of the designated shares. The offering under any distribution agency agreement may be suspended by notifying the sales agent(s). Likewise, the sales agent(s) may suspend the offering under the applicable distribution agency agreement by notifying us.

Shares may also be sold to a sales agent as principal for its own accounts at a price agreed upon at the time of sale. If shares are sold to any sales agent as principal, a separate agreement will be entered into with the sales agent setting forth the terms of such transaction.

The offering of shares pursuant to a distribution agency agreement will terminate upon the earlier of (1) the sale of all shares subject to the distribution agency agreement or (2) the termination of the distribution agency agreement by us or by the sales agent.

Sales agents under distribution agency agreements may make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, sales made directly on the New York Stock Exchange, sales made directly on another exchange, or sales made to or through a market maker other than on an exchange. The name of any such underwriter or agent involved in the offer and sale of shares, the amounts underwritten, and the nature of its obligations to take our common or preferred shares will be described in the applicable prospectus supplement.

Dividend Reinvestment and Share Purchase Plan

We may enter into a dividend reinvestment and share purchase plan (“DRSPP”) that would allow participating stockholders to purchase our common shares directly from us. DRSPP participants would also be able to automatically reinvest all or a portion of their dividends in exchange for additional common shares. Stockholders who acquire our common shares through the DRSPP and resell them after acquiring them, including coverage of short positions, could under certain circumstances be deemed to be participating in a distribution of securities that would require compliance with Regulation M under the Exchange Act and may be considered to be underwriters within the meaning of the Securities Act. We would not extend to any such person any rights or privileges other than those to which they would be entitled as a participant, nor would we enter into any agreement with any such person regarding the resale or distribution by any such person of our common shares so purchased.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We or the selling securityholder may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be identified in the applicable prospectus supplement or pricing supplement, as the case may be.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that will be entered into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

Agents may be designated to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. The offered securities also may be sold to one or more remarketing firms, acting as principals for their own accounts or as agents for us or the selling securityholder, as applicable. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be, will identify any remarketing firm and will describe the terms of the agreement, if any, and its compensation.

In connection with offerings made through underwriters or agents, we or the selling securityholder may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us or the selling securityholder under these arrangements to close out any related open borrowings of securities.

Dealers

The offered securities may be sold to dealers as principals. We or the selling securityholder may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Other dealers may be allowed to participate in resales.

Direct Sales

We or the selling securityholder may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

We or the selling securityholder may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

Such delayed contracts will be entered into only with institutional purchasers approved by us or the selling securityholder, as applicable. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The obligations of any purchaser under any such delayed delivery contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject.

Indemnification; Other Relationships

We or the selling securityholder may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us or the selling securityholder in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market Making, Stabilization and Other Transactions

Unless otherwise specified in the prospectus supplement, and other than sales of common shares by the selling securityholder, each series of the securities will be a new issue with no established trading market, other than our common shares, which are currently listed on the New York Stock Exchange. We currently intend to list any common shares sold pursuant to this prospectus on the New York Stock Exchange, but we are not obligated to do so. We may elect to list any new series of securities on an exchange, but are not obligated to do so. We have no current plans for listing of the offered securities on any securities exchange (other than the common shares that are already listed on the New York Stock Exchange); any such listing with respect to any particular securities will be described in the applicable prospectus supplement or pricing supplement, as the case may be.

If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intended to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities.

In connection with any offering of common shares, the underwriters may purchase and sell common shares in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common shares in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ overallotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the overallotment option. Transactions to close out the covered syndicate short involve either purchases of the common shares in the open market after the distribution has been completed or the exercise of the overallotment option. The underwriters may also make “naked” short sales of shares in excess of the overallotment option. The underwriters must close out any naked short position by purchasing common shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Fees and Commissions

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 10% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

WHERE YOU CAN FIND MORE INFORMATION

We are a public company and file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available on the SEC’s web site at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our web site at http://www.invesco.com/corporate. Our stock is quoted on the New York Stock Exchange under the symbol “IVZ.” We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this document.

This prospectus and any prospectus supplement are or will be, respectively, part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these additional documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a complete copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION BY REFERENCE OF CERTAIN INFORMATION

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC without restating that information in this document. The information incorporated by reference into this prospectus is considered to be part of this prospectus, and information we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus, will automatically update and supersede the information contained in this prospectus and documents listed below. We incorporate by reference into this prospectus the documents listed below, except to the extent information in those documents differs from information contained in this prospectus.

The information incorporated by reference is an important part of this prospectus. Any statement in a document incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent a statement contained in (1) this prospectus or (2) any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes such statement. The documents incorporated by reference herein include:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 21, 2024;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 28, 2024;

•

our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024, and September 30, 2024, filed with the SEC on April 30,  2024, July  31, 2024, and October 29, 2024, respectively;

•	our Current Report on Form 8-K filed with the SEC on May 28, 2024;

•

The description of our common stock included in our Registration Statement on Form 8-A dated May  16, 2008, as amended by the description of our common stock contained in Exhibit 4.11 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and as amended by any subsequent amendment or any report filed for the purpose of updating such description.

All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of the securities to which this prospectus relates (other than information in such documents that is furnished and not deemed to be filed) shall be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing of those documents.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any and all of the documents that have been or may be incorporated by reference in this prospectus but not delivered with this prospectus. Exhibits to the filings will not be sent unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement. You should direct requests for documents to:

Invesco Ltd.

1331 Spring Street NW, Suite 2500

Atlanta, Georgia 30309

Attn: Office of the Secretary

(404) 892-0896

E-mail: company.secretary@invesco.com

LEGAL MATTERS

The validity of the preference shares and common shares offered hereby has been passed upon by Appleby (Bermuda) Limited, Bermuda counsel to Invesco. The validity of the warrants, subscription rights, and unsecured senior or subordinated debt securities and guarantees thereof by Invesco Ltd. offered hereby, as well as certain matters of English law in connection with Invesco Finance plc, have been passed upon by Alston & Bird LLP, U.S. and English counsel to Invesco. Additional legal matters may be passed upon for us, the selling securityholder or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

References in this Part II to “our company.” “we,” “our,” “us” and “Invesco” refer to Invesco Ltd, a Bermuda Limited Company, and its consolidated subsidiaries unless otherwise specified.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses (all of which will be borne by the company) incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions (if any). All of the amounts shown are estimates, except the SEC registration fee.

SEC registration fee		$333,454.60	(1)
Trustee fees and expenses	$	+
Printing and distributing expenses	$	+
Legal fees and expenses	$	+
Accounting fees and expenses	$	+
Miscellaneous	$	+
Total	$	+

(1)

This amount includes (i) $107,170.00 of fees related to the primary offering, sale and issuance by us of up to and aggregate of $700,000,000 of the registrant’s securities pursuant to this registration statement and (ii) $226,284.60 of fees related to the secondary offering and sale of up to 81,388,672 of our common shares by the selling securityholder.

+

These fees are calculated based on the securities offered and the number of issuances, and accordingly cannot be estimated at this time. To be filed as an exhibit to a document to be incorporated by reference herein or in a prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Pursuant to its Bye-Laws, Invesco Ltd. will indemnify its officers, directors and employees to the fullest extent permitted by Bermuda law. Such indemnity will extend, without limitation, to any matter in which an officer, director or employee of Invesco Ltd. may be guilty of negligence, default, breach of duty or breach of trust in relation to Invesco Ltd. or any of its subsidiaries, but will not extend to any matter in which such officer, director or employee is found, by a court of competent jurisdiction in a final judgment or decree not subject to appeal, guilty of any fraud or dishonesty in relation to Invesco Ltd.

The Bermuda Companies Act 1981 (as amended) enables companies to purchase and maintain, and Invesco’s Bye-Laws permit Invesco Ltd. to purchase and maintain, insurance for directors and officers against any liability arising from negligence, default, breach of duty or breach of trust of which the director or officer may be guilty in relation to the company. Invesco Ltd. maintains such policies of insurance on its officers and directors.

Item 16. Exhibits.

1.1	Form of Underwriting Agreement*

3.1	Memorandum of Association of Invesco Ltd., incorporating amendments up to and including December 4, 2007, incorporated by reference to exhibit 3.1 to Invesco’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 12, 2007

3.2	Fourth Amended and Restated Bye-Laws of Invesco Ltd., effective May 25, 2023, incorporated by reference to exhibit 3.2 to Invesco’s Quarterly Report on Form 10-Q for the period ended June 30, 2023, filed the Securities and Exchange Commission on August 2, 2023

3.3	Certificate of Designation for the 5.900% fixed rate non-cumulative perpetual series A preference shares, par value $.20 per share, of Invesco Ltd., incorporated by reference to exhibit 3.1 to Invesco’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 24, 2019

4.1	Specimen Certificate for Common Shares of Invesco Ltd., incorporated by reference to exhibit 4.1 to Invesco’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 12, 2007

4.2	Form of Indenture for Invesco Ltd., incorporated by reference to exhibit 4.2 to the Registrant’s Registration Statement on Form S-3ASR, filed with the SEC on July 31, 2024.

4.3	Form of Indenture for Invesco Finance plc

4.4	Form of Indenture for Invesco Finance, Inc.

4.5	Form of Preference Share Certificate*

4.6	Form of Warrant Agreement (including form of warrant certificate)*

4.7	Form of Subscription Rights Agreement (including form of subscription rights certificate)*

5.1	Opinion of Appleby (Bermuda) Limited

5.2	Opinion of Alston & Bird LLP

5.3	Opinion of Alston & Bird (City) LLP

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Appleby (Bermuda) Limited (included in Exhibit 5.1)

23.3	Consent of Alston & Bird LLP (included in Exhibit 5.2)

23.4	Consent of Alston & Bird (City) LLP (included in Exhibit 5.3)

24.1	Power of Attorney, incorporated by reference to the signature pages to the Registrant’s Registration Statement on Form S-3ASR, filed with the SEC on July 31, 2024

25.1	Statement of Eligibility of Trustee on Form T-1**

107.1	Filing Fee Table

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein.
**	If applicable, to be filed by amendment or incorporated by reference separately in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in Exhibit 107 in the effective registration statement titled “Calculation of Registration Fee” tables; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Not Applicable.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B.

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to the effective date; or

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer and sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(i) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 25th day of February, 2025.

Invesco Ltd.

By:	/s/ Jeffrey H. Kupor
Jeffrey H. Kupor
Senior Managing Director and General Counsel

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Andrew R. Schlossberg Andrew R. Schlossberg	Chief Executive Officer (Principal Executive Officer) and President; Director	February 25, 2025

/s/ L. Allison Dukes L. Allison Dukes	Senior Managing Director and Chief Financial Officer (Principal Financial Officer)	February 25, 2025

/s/ Terry G. Vacheron Terry G. Vacheron	Chief Accounting Officer (Principal Accounting Officer)	February 25, 2025

* G. Richard Wagoner, Jr.	Chairperson and Director	February 25, 2025

* Sarah E. Beshar	Director	February 25, 2025

* Thomas M. Finke	Director	February 25, 2025

* Thomas P. Gibbons	Director	February 25, 2025

* William F. Glavin, Jr.	Director	February 25, 2025

* Elizabeth S. Johnson	Director	February 25, 2025

* Sir Nigel Sheinwald	Director	February 25, 2025

* Paula C. Tolliver	Director	February 25, 2025

SIGNATURE	TITLE	DATE

* Christopher C. Womack	Director	February 25, 2025

* Phoebe A. Wood	Director	February 25, 2025

*By: /s/ Jeffrey H. Kupor
Jeffrey H. Kupor
Attorney-in-Fact

Authorized Representative in the United States:

/s/ Jeffrey H. Kupor
Name: Jeffrey H. Kupor
Title: Senior Managing Director and General Counsel

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 25th day of February, 2025.

Invesco Finance plc

By:	/s/ L. Allison Dukes
L. Allison Dukes
Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ L. Allison Dukes L. Allison Dukes	Director (Principal Executive Officer)	February 25, 2025

/s/ Terry G. Vacheron Terry G. Vacheron	Director (Principal Financial Officer and Principal Accounting Officer)	February 25, 2025

* Mandeep K. Rathod	Director	February 25, 2025

* Kevin Oldham	Director	February 25, 2025

*By: /s/ Jeffrey H. Kupor
Jeffrey H. Kupor
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 25th day of February, 2025.

Invesco Finance, Inc.

By:	/s/ L. Allison Dukes
L. Allison Dukes
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ L. Allison Dukes L. Allison Dukes	Chief Executive Officer (Principal Executive Officer) and Director	February 25, 2025

/s/ Terry G. Vacheron Terry G. Vacheron	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) and Director	February 25, 2025

* Greg Ketron	Director	February 25, 2025

*By: /s/ Jeffrey H. Kupor
Jeffrey H. Kupor
Attorney-in-Fact